Tidal Trust I 485BPOS

Exhibit 99(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 273 and No. 274 to the Registration Statement on Form N-1A of ATAC Rotation Fund, a series of Tidal Trust I.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 25, 2025